Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Announces Agreement to Sell 18,063 Acres of Prime Oregon Timberlands to Roseburg Resources Co.

ATLANTA – June 22, 2021 – CatchMark Timber Trust, Inc. (NYSE: CTT) today announced a definitive agreement to sell 18,063 acres of prime Oregon timberlands – known as the Bandon property – for $100 million in cash, or approximately $5,536 per acre, to Roseburg Resources Co.

CatchMark purchased the property in August 2018 for $88.8 million, or $4,916 per acre, exclusive of transaction costs. The company expects to recognize a gain on the sale in excess of $20 million in the third quarter of 2021. As of June 17, 2021, CatchMark has harvested approximately 70% of its targeted 2021 volume for the Pacific Northwest and expects to reach approximately 75% to 80% of its target 2021 harvest volume for the region by transaction close. The sale is expected to close in the third quarter of 2021, subject to customary closing conditions.

CatchMark Chief Executive Officer Brian M. Davis said: "We’re pleased with the outcome of this transaction, which generated strong interest from a wide group of investors. By selling this asset, we will be better positioned to reinvest in the growth of our core portfolio in the U.S. South where we have a robust operating platform and see the strongest opportunity for future growth.”

Mr. Davis continued, "We have successfully capitalized on the current favorable market conditions for our Pacific Northwest property. The sale of our Bandon timberlands highlights our ability to execute accretive capital recycling transactions that allow us to continue to pursue our strategy of investing in prime timberlands in high-demand mill markets and managing operations to generate stable and predictable cash flow.”

Roseburg’s Senior Vice President of Resources Scott Folk commented, “Roseburg is very pleased to acquire another 18,063 acres of well-managed, highly productive and strategically located timberlands in coastal Oregon. The close proximity of these properties to our western manufacturing facilities will help ensure a long-term, sustainable supply of premium logs and wood fiber.”

Exhibit 99.1
AFM Real Estate acted as CatchMark’s broker for the transaction.

About CatchMark

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high demand U.S. mill markets. Concentrating on maximizing cash flows throughout business cycles, the company strategically harvests its high-quality timberlands to produce durable revenue growth and takes advantage of proximate mill markets, which provide a reliable outlet for merchantable inventory. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 1.5 million acres* of timberlands located in Alabama, Florida, Georgia, Oregon, South Carolina and Texas. For more information, visit www.catchmark.com.

* As of March 31, 2021

About Roseburg

Founded in 1936, Roseburg Forest Products is a privately-owned company and one of North America’s leading producers of particleboard, medium density fiberboard and thermally fused laminates. Roseburg also manufactures softwood and hardwood plywood, lumber, LVL and I-joists. The company owns and sustainably manages more than 600,000 acres of timberland in Oregon, North Carolina and Virginia, as well as an export wood chip terminal facility in Coos Bay, Ore. Roseburg products are shipped throughout North America and the Pacific Rim. To learn more about the company please visit www.roseburg.com.

About American Forest Management

American Forest Management offers a suite of services including land and habitat management, timberland inventory and sales, environmental practices and technical services. AFM Real Estate, as subsidiary, offers real estate acquisition and disposition services. Headquartered in Charlotte, N.C., American Forest Management serves clients across the country with 50+ regional offices and oversees more than 6 million acres of land. For over fifty years, it has been the industry’s leading company, coordinating land transactions valued at over $3.2 billion.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as

Exhibit 99.1
amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, that we expect to recognize a gain on sale in excess of $20 million, that we expect to close in the third quarter of 2021, that we expect to harvest 75% to 80% of target 2021 harvest volume for the region by transaction close, that we will be better positioned to reinvest in our core portfolio and continue to deliver sustainable and predictable cash flow and maintain healthy liquidity, and that our capital recycling strategy allows us invest in future growth and solidify our balance sheet. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) the conditions to closing the transaction may not be satisfied in a timely manner or at all; (ii) our gain on sale may be less than we currently anticipate; (iii) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate and therefore it may take us longer to reinvest the proceeds from the transaction than we currently anticipate; (iv) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (v) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (vi) we may not be able to access external sources of capital at attractive rates or at all; (vii) potential increases in interest rates could have a negative impact on our business; (viii) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ix) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (x) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (xi) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (xii) our share repurchase program may not be successful in improving stockholder value over the long-term; (xiii) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; (xiv) we may not be successful in effectively managing the Triple T joint venture and the anticipated benefits of the joint venture may not be realized, including that our asset management fee could be deferred or decreased, we may not earn an incentive-based promote and our investment in the joint venture may lose some or all of its value; and (xv) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

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Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com